Exhibit 5.1

                           LAW OFFICES OF GARY L. BLUM
                             3278 WILSHIRE BOULEVARD
                                    SUITE 603
                          LOS ANGELES, CALIFORNIA 90010
GARY L. BLUM                                           TELEPHONE: (213) 381-7450
EMAIL: GLBLAW@AOL.com                                  FACSIMILE: (213) 384-1035


                                September 7, 2010

Greentech Transportation Industries Inc.
7000 Merrill Avenue, Suite 31
Chino, CA 91710

RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Greentech Transportation Industries Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 10,000,000 shares of the Company's common stock. No opinion is expressed herein as to any laws other than those of the State of Nevada, its statutory provisions, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed thee genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement., legally, and validly issued fully paid and non-assessable.
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We  hereby  consent  to  the  filing  of  this  opinion  as  Exhibit  5.1 to the
Registration Statement and to the reference to our firm under "Interest of Named Experts and Counsel" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                         Very truly yours,


                                         /s/ Law Offices of Gary L. Blum
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